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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    Form 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             NORMARK VENTURES CORP.
                             ----------------------
              (Exact name of registrant as specified in its charter)


Nevada                                     98 - 0233347
------                                     ------------
(State of incorporation                    (I.R.S. Employer Identification No.)
or  organization)


3575 Emerald Drive
N. Vancouver, British Columbia, Canada     V7R 3B6
--------------------------------------     --------
(Address of principal executive offices)   (Zip Code)

Securities  to  be  registered  pursuant  to  Section  12(b)  of  the  Act:

        Title of each class                Name of each exchange of which
        to be so registered                each class is to be registered

        Not Applicable                     Not Applicable
        ---------------                    ---------------

If  this  form  relates to the registration of a class of securities pursuant to
Section  12(b)  of  the  Exchange  Act  and  is  effective  pursuant  to General
Instruction  A.(c),  check  the  following  box.  [   ]

If  this  form  relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities  Act  registration  statement file number to which this form relates:
333-73822
 (if  applicable)

Securities  to  be  registered  pursuant  to  Section  12(g)  of  the  Act:

                        Common stock, par value of $0.001
                        ---------------------------------
                                (Title of class)


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Item  1.  Description  of  Registrant's  Securities  to  be  Registered.

The description of securities contained in Registrant's Registration Statement on Form SB-2, as amended, filed with the commission (File No. 333-73822) is incorporated by reference into this registration statement.

Item  2.  Exhibits

EXHIBIT
NUMBER     DESCRIPTION
--------   --------------------
  3.1      Articles of Incorporation*
  3.2      By-Laws, as amended*
  4.1      Share Certificate*
 10.1      Management Agreement with Wareham Management Ltd. dated September 15,
           2000*
 10.2      Mining Property Purchase Agreement with Glen MacDonald dated April
           30, 2001*
 23.1      Consent of Davidson & Company, Chartered Accountants
 23.2      Consent of W.G. Timmins, P.Eng.
---------------------
*Incorporated herein by reference to the exhibits of the same number in Registrant's Registration Statement on Form SB-2, as amended.



                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE:  June 10, 2002


NORMARK VENTURES CORP.
Registrant

     /s/ N. Wareham
By:  ______________________________________
     Norman Wareham, President,
     Secretary, Treasurer and director


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